Exhibit 16.1


MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
------------------------
PCAOB REGISTERED



April 9, 2008

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated April 9, 2008 of Exterra Energy Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended May 31, 2007 and May 31, 2006, and our reviews of interim financial statements. We cannot confirm or deny that the appointment of Malone & Bailey was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,



/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada







             2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146
                        (702) 253-7499 Fax: (702)253-7501